Exhibit 21


                            WESTERN RESOURCES, INC.
                        Subsidiaries of the Registrant


                                         State of                Date
    Subsidiary                         Incorporation         Incorporated

1)  Kansas Gas and Electric Company       Kansas            October 9, 1990
    Wolf Creek Nuclear Operating
      Corporation                         Delaware          April 14, 1986
    Mid America Services Company          Kansas            June 10, 1988

2)  Astra Resources, Inc.                 Kansas            October 8, 1990
    Astra Gas Company                     Delaware          November 2, 1992
    Astra Resources
      International, Inc.                 Texas             January 27, 1993
    Astra Resources Compression, Inc.     Texas             December 11, 1991
    Gas Service Energy Corporation        Delaware          December 19, 1975
    Astra Financial Services, Inc.        Kansas            October 8, 1990
    Astra Limited Partners, Inc.          Kansas            October 8, 1990
    Astra Resources Marketing Company     Kansas            May 23, 1984

3)  KPL Funding Corporation               Kansas            January 8, 1991

4)  Mid Continent Market Center, Inc.     Kansas            December 13, 1994